Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of iRobot Corporation (the “Company”) for the period ending April 1, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Colin M. Angle, the Chief Executive Officer of the Company and Geoffrey P. Clear, the Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
     (2) the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Dated: May 9, 2006	/s/ Colin M. Angle
Colin M. Angle
Chief Executive Officer

Dated: May 9, 2006	/s/ Geoffrey P. Clear
Geoffrey P. Clear
Chief Financial Officer